Exhibit 5.1

November 23, 2021 File No.: 281073.00001/18189	Virginia Schweitzer Direct +1 613 696 6889 vschweitzer@fasken.com

The Board of Directors of Ur-Energy Inc. 10758 W. Centennial Road, Suite 200 Littleton, CO 80127

Dear Sirs:

Re:
Ur-Energy Inc.

We have acted as Canadian counsel to Ur-Energy Inc. (the “Corporation”), a corporation continued under the federal laws of Canada, with respect to certain legal matters relating to the registration of up to US$100,000,000 of securities of the Corporation pursuant to a preliminary Registration Statement on Form S-3 dated November 23, 2021 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “1933 Act”), which securities may consist of common shares (“Common Shares”), warrants (“Warrants”), rights (“Rights”), senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities”) or any combination of such securities (“Units”). The Common Shares, Warrants, Rights, Senior Debt Securities, Subordinated Debt Securities and Units issuable under the Registration Statement are hereinafter collectively referred to as the “Securities”. The Securities will be offered in amounts, at prices, and on terms to be set out in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement, to be duly filed by the Corporation with the SEC pursuant to the 1933 Act.

We understand, and are assuming for the purposes hereof, that (i) each class or series of Senior Debt Securities or Subordinated Debt Securities will be issued pursuant to an indenture, together with, if necessary, one or more supplemental indentures thereto, to be made between the Corporation and one or more indenture trustees (each, together with any supplemental indentures thereto, an “Indenture”), and that each such Indenture will set out all of the required attributes of such class or series of Senior Debt Securities or Subordinated Debt Securities and will contain the form of certificate representing the class or series of Senior Debt Securities or Subordinated Debt Securities (each a “Senior Debt Security Certificate” or a “Subordinated Debt Security Certificate”), (ii) each class or series of Warrants will be issued pursuant to a warrant agreement to be made between the Corporation and one or more warrant agents (each, a “Warrant Agreement”), and that each such Warrant Agreement will set out all of the required attributes of such class or series of Warrants and will contain the form of certificate representing the class or series of Warrants (each a “Warrant Certificate”), (iii) each series of rights will be issued under a separate rights agreement to be made between the Corporation and a bank or trust company, as rights agent, (each, a “Rights Agreements”), and that each such Rights Agreement will set out all of the required attributes of such series of Rights and will contain the form of certificate representing the series of Rights (each a “Rights Certificate”).

Examinations, Jurisdiction and Effective Date

In rendering the opinions below, we have examined and relied upon: (i) the Registration Statement, (ii) a certificate of an officer of the Corporation dated the date hereof certifying certain matters including, among other things:(A) the articles of the Corporation (the “Articles”); the by-laws of the Corporation (the “By-Laws”) and (C) certain factual matters, and (iii) a certificate of compliance dated the date hereof issued pursuant to the Canada Business Corporations Act relating to the Corporation.

Our opinions herein are restricted to and based upon the laws of the Province of Ontario and the federal laws of Canada applicable therein in force on the date hereof (collectively, “Ontario Law”). We assume no obligation to revise or supplement this opinion should Ontario Law change subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof.

Reliance and Assumptions

We have assumed that, in connection with the issuance of Securities pursuant to the Registration Statement:

(a)
the Corporation will have taken all necessary action to establish the definitive terms of each class or series of Securities in accordance with the Articles , the By-Laws , all applicable laws, all applicable regulatory requirements, the Registration Statement, any relevant Prospectus Supplement, and, in the case of Warrants, Rights, Senior Debt Securities, Subordinated Debt Securities or Units, the applicable Warrant Agreement, Rights Agreement, or Indenture, as the case may be;

(b)
the definitive terms of each class or series of Securities, and all agreements relating thereto including the Indentures, Warrant Agreements and Rights Agreements, will at all relevant times be consistent with the description of such Securities set out in the Registration Statement, and no Prospectus Supplement will provide for the Securities, or any agreements relating thereto including the Indentures, Warrant Agreements and Rights Agreements, to bear terms which are not consistent with, or which are exceptions to, the terms set forth in the Registration Statement;

(c)
in the case of the issuance of any Common Shares (including any Common Shares forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the issuance of such Common Shares, the terms of the offering of such Common Shares including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Common Share Issuance Authorization”), and (ii) the Common Shares will have been issued in compliance with the Common Share Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(d)
in the case of the issuance of a class or series of Senior Debt Securities (including any Senior Debt Securities forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such class or series of Senior Debt Securities, including the definitive terms of such Senior Debt Securities and the Indenture governing such Senior Debt Securities , the terms of the offering of such Senior Debt Securities including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Senior Debt Issuance Authorization”), (ii) the Indenture governing such Senior Debt Securities will have been duly authorized, executed and delivered by the Corporation, (iii) the Corporation will have taken all necessary action to create and issue such class or series of Senior Debt Securities and create and reserve for issuance such class or series of Securities as may be issuable on the exercise of the Senior Debt Securities in compliance with the Senior Debt Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements, and (iv) the Senior Debt Security Certificates representing such Senior Debt Securities will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Indenture and the Senior Debt Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(e)
in the case of the issuance of a class or series of Subordinated Debt Securities (including any Subordinated Debt Securities forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such class or series of Subordinated Debt Securities including the definitive terms of such Subordinated Debt Securities and the Indenture governing such Subordinated Debt Securities, the terms of the offering of such Subordinated Debt Securities including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Subordinated Debt Issuance Authorization”), (ii) the Indenture governing such Subordinated Debt Securities will have been duly authorized, executed and delivered by the Corporation, (iii) the Corporation will have taken all necessary action to create and issue such class or series of Subordinated Debt Securities and create and reserve for issuance such class or series of Securities as may be issuable on the exercise of the Senior Debt Securities or Subordinated Debt Securities in compliance with the Subordinated Debt Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements, and (iv) the Subordinated Debt Security Certificates representing such Subordinated Debt Securities, respectively, will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Indenture and the Subordinated Debt Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(f)
in the case of the issuance and delivery of a class or series of Warrants (including any Warrants forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such class or series of Warrants including the definitive terms of such Warrants and the Warrant Agreement governing such Warrants, the terms of the offering of such Warrants including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Warrant Issuance Authorization”), (ii) the Warrant Agreement governing such Warrants will have been duly authorized, executed and delivered by the Corporation, (iii) the Corporation will have taken all necessary action to create and issue such class or series of Warrants and create and reserve for issuance such class or series of Securities as may be issuable on the exercise of the Warrants in compliance with the Warrant Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements, and (iv) the Warrant Certificates representing such Warrants will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Warrant Agreement and the Warrant Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(g)
in the case of the issuance and delivery of a series of Rights (including any Rights forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such series of Rights including the definitive terms of such Rights and the Rights Agreement governing such Rights, the terms of the offering of such Rights including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Rights Issuance Authorization”), (ii) the Rights Agreement governing such Rights will have been duly authorized, executed and delivered by the Corporation, (iii) the Corporation will have taken all necessary action to create and issue such series of Rights and create and reserve for issuance such class or series of Securities as may be issuable on the exercise of the Rights in compliance with the Rights Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements, and (iv) the Rights Certificates representing such Rights will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Rights Agreement and the Rights Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(h)
in the case of and prior to the issuance and delivery of a series of Units, (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such class or series of Units and the other Securities comprising such Units, including the definitive terms of such Units and the other Securities comprising such Units, the terms of the offering of such Units including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Unit Issuance Authorization”), (ii) the Corporation will have taken all necessary action to create and issue such class or series of Units in compliance with the Units Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements, (iii) any Indenture and Warrant Agreement governing any Securities comprising such Units will have been duly authorized, executed and delivered by the Corporation and any other party thereto;

(i)
(i) each party to each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate, Senior Debt Security Certificate and Subordinated Debt Security Certificate (the “Parties”) will be validly existing, (ii) each Party will have the capacity, power, authority and qualification to enter into and perform its obligations under each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate, Senior Debt Security Certificate and Subordinated Debt Security Certificate, (iii) each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate, Senior Debt Security Certificate and Subordinated Debt Security Certificate will be duly authorized, executed and delivered by or on behalf of each of the Parties, and (iv) that each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate, Senior Debt Security Certificate and Subordinated Debt Security Certificate will constitute a legal, valid and binding obligation of, and will be enforceable in accordance with the terms thereof against, each of the Parties thereto;

(j)
the execution, delivery and performance of each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate, Senior Debt Security Certificate and Subordinated Debt Security Certificate, the sale, issuance and delivery of Warrants, Rights, Senior Debt Securities and Subordinated Debt Securities thereunder, and the terms of each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Senior Debt Security, Subordinated Debt Security, Warrant, Rights and Unit, (i) will comply with the Articles, By-Laws, all applicable laws and all applicable regulatory requirements, and (ii) will not constitute or result in a breach of or a default under, and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, and will not conflict with, the Articles, By-Laws, any applicable laws, any applicable regulatory requirements, any agreement or instrument binding upon the Corporation, or any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation;

(k)
the provisions of the Warrants, Rights, Senior Debt Securities, Subordinated Debt Securities and Units will at all relevant times be consistent with the provisions of the relevant Warrant Agreements, Rights Agreement and Indentures, as applicable;

(l)
the provisions of each Warrant Agreement, each Rights Agreement and each Indenture will at all relevant times be fully consistent with the description of the Warrant Agreements, Rights Agreements and Indentures set out in the Registration Statement and will fully, completely and accurately reflect the definitive terms of the respective Warrants, Rights, Senior Debt Securities, Subordinated Debt Securities and Units in accordance with the Warrant Issuance Authorization, Rights Issuance Authorization, the Senior Debt Issuance Authorization, the Subordinated Debt Issuance Authorization, and the Unit Issuance Authorization, as applicable;

(m)
each Warrant Certificate, each Rights Certificate, each Indenture, each Senior Debt Security Certificate, and each Subordinated Debt Security Certificate will comply with the Articles, By-Laws, applicable laws, all applicable regulatory requirements and the applicable Warrant Agreement, Rights Agreement or Indenture, as the case may be, and will fully, completely and accurately reflect the provisions of the relevant Warrant Agreement, Rights Agreement or Indenture, as the case may be;

(n)
where the Registration Statement provides that the Securities, or any agreements relating thereto including the Indentures, Warrant Agreements and Rights Agreements , shall contain certain terms unless the relevant Prospectus Supplement provides otherwise, no Prospectus Supplement shall provide otherwise;

(o)
each Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate, Senior Debt Security Certificate and Subordinated Debt Security Certificate will be governed by and interpreted in accordance with Ontario Law;

(p)
the Corporation will issue and deliver the Securities in the manner contemplated by, and within the limits as to aggregate value or aggregate principal amount set out in, the Registration Statement;

(q)
the Corporation will have received payment in full of the consideration for such Securities in money or in property or past services that are not less in value than the fair equivalent of the money that the Corporation would have received if the Securities had been issued for money as determined by the board of directors of the Corporation, all as provided for in the applicable Common Share Issuance Authorization, Senior Debt Issuance Authorization, Subordinated Debt Issuance Authorization, Warrant Issuance Authorization, Rights Issuance Authorization and Unit Issuance Authorization, as the case may be;

(r)
the Corporation shall at all relevant times continue to be in existence as a corporation incorporated under the Canada Business Corporations Act and shall not have been dissolved; and

(s)
the Articles and By-Laws will remain unamended at all relevant times.

Opinions

On the basis of the foregoing assumptions and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that:

1.
the Common Shares issued pursuant to the Registration Statement will be issued as fully paid and non-assessable shares in the capital of the Corporation;

2.
the Warrants issued pursuant to the Registration Statement will constitute valid and binding obligations of the Corporation;

3.
the Rights issued pursuant to the Registration Statement will constitute valid and binding obligations of the Corporation;

4.
the Senior Debt Securities issued pursuant to the Registration Statement will constitute valid and binding obligations of the Corporation;

5.
the Subordinated Debt Securities issued pursuant to the Registration Statement will constitute valid and binding obligations of the Corporation; and

6.
the Units issued pursuant to the Registration Statement will constitute valid and binding obligations of the Corporation.

Qualifications

The foregoing opinions are subject to the following qualifications, limitations, restrictions and exceptions:

(a)
we have not participated in the preparation of the Registration Statement and we have not reviewed the proposed form of any Prospectus Supplement, Warrant Agreement, Rights Agreement, Indenture, Warrant Certificate, Rights Certificate, Senior Debt Security Certificate or Subordinated Debt Security Certificate, and as a result we express no opinion with respect to the authorization, execution, delivery, legality, validity, enforceability or binding nature of any particular Indenture, Warrant Agreement, Rights Agreement, Warrant Certificate, Rights Certificate, Senior Debt Security Certificate or Subordinated Debt Security Certificate entered into by the Corporation or with respect to the legality, validity, enforceability or binding nature any specific provision of any such document;

(b)
the validity and binding nature of any Warrant, Rights, Warrant Agreement, Rights Agreement or Indenture or any judgment arising out of or in connection with any Warrant, Rights, Senior Debt Security, Subordinated Debt Security, Unit, Warrant Agreement, Rights Agreement or Indenture may be limited by the application of bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally and the equitable or statutory power of the courts to stay proceedings before them, to stay the execution of judgments and to grant relief against forfeiture;

(c)
the validity and binding nature of any Warrant, Rights, Senior Debt Security, Subordinated Debt Security, Unit, Warrant Agreement, Rights Agreement or Indenture will be subject to and may be limited by general principles of equity, including the principle that the granting of equitable remedies such as specific performance and injunction is subject to the discretion of courts of competent jurisdiction, and no opinion is given as to any specific remedy that may be granted, imposed or rendered (including equitable remedies such as specific performance and injunction);

(d)
any action on any Warrant, Rights, Senior Debt Security, Subordinated Debt Security, Unit, Warrant Agreement, Rights Agreement or Indenture may be barred after the expiry of the applicable limitation period under applicable legislation;

(e)
no opinion is expressed as to the interpretation and application of any provision in any documentation which is governed by, refers to, incorporates by reference or requires compliance with any statute, rule, regulation, custom or practice of any jurisdiction other than the Province of Ontario and the laws of Canada applicable therein; and

(f)
a court in Ontario reserves the right to decline jurisdiction in any action on the basis that Ontario is an inconvenient forum or that concurrent or prior proceedings have been brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence.

Limitation

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, and the rules and regulations thereunder. This opinion is being delivered in connection with the filing of the Registration Statement described herein and must not be relied upon in connection with any other matter or transaction, including any specific offering of securities of the Corporation, without our prior written consent, or quoted from or referred to in any other documents or furnished (either in its original form or by copy) to any other party.

Yours truly,

FASKEN MARTINEAU DuMOULIN LLP

/s/ Fasken Martineau DuMoulin LLP